Exhibit 10.2

January 12, 2009

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: Michael Traina, Chairman and CEO

Re: ClearPoint Business Resources / XRoads Solutions Group, LLC

Dear Mr. Traina:

This letter agreement (the “Agreement”) sets forth the services to be provided by XRoads Solutions Group, LLC (“XRoads”) to ClearPoint Business Resources, Inc., ClearPoint Resources, Inc. and certain subsidiaries and affiliates thereof (collectively, the “Company” or “Client”) and the terms and conditions under which such services will be performed (the “Engagement”). All references in this Agreement to XRoads shall include XRoads’ officers, employees and agents. If appropriate in connection with performing its services for the Company hereunder, XRoads may utilize the services of one or more of its affiliates, in which case the references herein to XRoads shall include such affiliates.

1. Scope of Services.

a. XRoads shall provide the services of Brian Delle Donne, a XRoads’ Principal, to serve as the Company’s Interim Chief Operating Officer (“Interim COO”) who will report to the CEO. In his capacity he will have direct responsibility over the day to day operations of the business. Both IT and Operations will report to Brian Delle Donne while the CFO and Sales will report to the CEO. The Interim COO will provide bi-weekly reports directly to the Company’s Board of Directors (the “Board”). Reports will be oral or written as requested by the Board. The Board may designate a point person for all communications. As needed, the Interim COO shall have direct access to ComVest Capital LLC and the Board. More specific responsibilities, deliverables and expectations will be negotiated between XRoads, the CEO, and the Board during the first two (2) weeks of this Engagement. The Interim COO shall serve for 4 months.

b. The Interim COO may be assisted by other XRoads professionals as determined by the Interim COO subject to the prior approval of the CEO or Board.

c. The Interim COO and any other XRoads personnel, if any, who may serve in an officer capacity for the Company (“Officers”) shall be covered by the Company’s Directors and Officers liability insurance policy (the “D&O Policy”). The Interim COO and Officers shall be added as additional named insureds under the D&O Policy. The Company will deliver to XRoads within ten (10) days of the commencement of the

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Engagement evidence of the coverage of the Interim COO under the D&O Policy and within ten (10) days of the addition of any other XRoads personnel as officers of the Company. The Interim COO and any Officers shall be further entitled to all indemnities available to the non-XRoads affiliated officers of the Company, whether under the Company’s by-laws, certificate of incorporation applicable corporation laws, or contractual agreements of general applicability to the Company. If the term of the D&O Policy covering the Interim COO and any Officers will not continue beyond the Term of this Engagement, then the Company will use reasonable best efforts to purchase a “tail policy” to the D&O Policy covering a period of time of not less than one year after the conclusion of the Engagement.

d. If within one year from the commencement of this Engagement the Company elects to pursue a financing (either in the form of debt or equity), XRoads shall serve as the Company’s non-exclusive financial advisor for such financing according to the terms of this Agreement.

e. The scope of XRoads’ services may be expanded from time to time, provided that XRoads and the Company mutually agree in writing to any such expansion and any corresponding increase in fees.

2. Fees and Expenses. In anticipation of establishing a long term relationship with the Company and its constituents, the following fee structure shall apply to this Engagement.

a. Interim COO Fees. The Company shall pay XRoads the sum of $50,000 per month for each of the first four (4) months of the Interim COO’s services hereunder (“Interim COO Fee”). The Interim COO Fee shall be due and payable in advance on the first day of each 30 day period of the Interim COO’s service hereunder. In the event the Interim COO serves for more than four (4) months hereunder, the parties shall mutually agree upon the fee structure for such additional services within the first 5 days of such additional service.

b. Stock Option Grant. Within 5 days of the commencement of this Engagement, XRoads shall receive a stock option grant or warrant from the Company pursuant to which XRoads shall have the right to purchase up to 100,000 shares of the common stock of the Company at the current market price per share (“Stock Options”). The Stock Options shall be unconditionally placed in escrow with a third party mutually acceptable to XRoads and the Company, which escrow agent shall release the Stock Options to XRoads 120 days after the date of this Agreement (the “Release Date”). XRoads shall have the right to exercise the Stock Options at any time from the Release Date until December 31, 2010, after which date the Stock Options shall expire. In the case that the Engagement is extended the Company shall issue an additional 75,000 Stock Options at the then market price with an expiration date of April 30, 2011.

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c. EBITDA Fee. In addition to all other fees provided for herein, XRoads shall be entitled to receive, and Company shall pay to XRoads, a fee for the achievement of certain earnings from operations excluding extraordinary and/or one-time adjustments before interest, taxes, depreciation and amortization (“EBITDA”) during the Measurement Period (as defined below) (the “EBITDA Fee”). The Company’s EBITDA shall be measured each month during the period from the first day of the first full month following the commencement date of this Engagement to the last day of the 4th month following the commencement date of this Engagement (the “Measurement Period”, namely, February 1, 2009 to May 31, 2009). EBITDA for each month during the Measurement Period shall be calculated in accordance with generally accepted accounting principals (“GAAP”), and before deductions or additions for any non-cash expenses, one-time and/or extraordinary adjustments and non-cash restructuring charges. The amount of the EBITDA Fee payable to XRoads shall be a percentage of and dependent upon the amount of EBITDA achieved during each calendar month during the Measurement Period, provided that the total EBITDA Fee amount each such month shall be capped at $50,000. The EBITDA Fee each month shall be calculated as ten percent (10%) of the EBITDA above the Baseline EBITDA. For purposes of this Agreement, Baseline EBITDA shall be defined as the EBITDA for the month ended January 31, 2009.

The EBITDA Fee shall be determined monthly by the Company, subject to, at XRoads’ expense, review, validation, audit and challenge by XRoads. The Company shall deliver to XRoads the calculation of each month’s EBITDA Fee within 30 days following the end of each calendar month during the Measurement Period. The Company shall pay XRoads the total EBITDA Fee within 30 days following the last day of the Measurement Period for such amounts that are unchallenged by XRoads. Any amount of the EBITDA Fee that is challenged by XRoads shall be paid to XRoads within 5 days following resolution of the challenge.

d. Expenses. The Company shall pay all documented expenses reasonably incurred by XRoads for services related to the Engagement (i.e., actual out of pocket expenses such as communications, travel, meals and living expenses incurred in connection with the Engagement) (the “Expenses”) which Expenses shall be paid from the Retainer provided for below. XRoads will comply with the Company’s established expense reimbursement policies applicable to its senior officers and directors. XRoads agrees that the Company will not be charged for the travel costs to and from the Company’s corporate offices in excess of $3500 during the term of this Agreement.

e. Retainer. Solely for the purposes of covering the Expenses as outlined in the preceding paragraph, XRoads requires a retainer in the amount of $10,000 (the “Retainer”) for commencement of this Engagement. The Company shall remit to XRoads the Retainer within one (1) business day after execution of this Agreement via wire transfer in accordance with the instructions set forth below. We require that this Retainer be replenished to the $10,000 level if at any point in time it has been reduced to

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$5,000 or less. We shall inform you weekly or more frequently of the amount(s) necessary to replenish the Retainer and you shall replenish the Retainer within five (5) business days of such notifications. The Retainer will be considered to be “earned” at the time any Expenses are incurred. It is intended that the Retainer be applied to the Expenses due hereunder from the Company, and XRoads shall have the right and authority to pay itself Expense amounts as defined in 2.d due hereunder from the Retainer. To the extent that the entire Retainer amount is not utilized, we will refund the unearned Retainer balance to the Company (without interest) at the conclusion of this Engagement.

f. Financing Fees. In the event the provisions of Section 1.d above become applicable, then when a Financing Transaction(s) (as defined below) is consummated during the Term or the period as provided for in Section 3.ii below, the Company shall pay XRoads a “Transaction Fee”. The Transaction Fee shall be payable to XRoads in immediately available funds from the closing proceeds to an account designated by XRoads. The Transaction Fee shall be equal to:

i.	2.0% of the Aggregate Value (as defined below) of the Financing Transaction in the form of debt, exclusive of any debt provided by the Company’s management or equity, debt, or warrant holders existing as of the date of this Agreement (“Stakeholders”); and

ii.	5.0% of the Aggregate Value (as defined below) of any equity investment in the Company, excluding any equity investment by the Company’s Stakeholders.

Notwithstanding the preceding, in the event the Company formally retains a third party in addition to XRoads to provide the services described in Section 1.d. above, then the Transaction Fee shall be pro rated whereby XRoads shall only be compensated on the funds raised directly by XRoads, but not less than a minimum fee of $75,000 if XRoads’ efforts result in a bona fide financing alternative for the Company.

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For purposes of this Agreement, “Financing Transaction” shall mean, collectively, the consummation of any transaction providing funding to the Company for general corporate purposes and which funding may be in the form of (i) the raising of or the replacement of all or a portion of the Company’s debt; (ii) the raising of or the replacement of all or a portion of the Company’s equity; (iii) an exchange offer involving the issuance of new securities in exchange for existing debt; (iv) the issuance of new debt and/or equity securities; (v) the refinancing, renewal or refunding of the Company’s existing bank debt; (vi) the raising of new equity capital; or any other similar transaction or series of transactions in connection with any of the foregoing financing transactions.

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Excluding all transactions originated by current Stakeholders of the Company and without double counting, “Aggregate Value” shall mean the economic benefit to the Company from a Financing Transaction, which shall mean the sum of (A) the cash, market value of marketable equity securities or interests, and fair value of unmarketable equity securities or interests received by the Company or any third party on the Company’s behalf; (B) the amount of any reductions in debt through restructurings, (C) the fair value of straight or convertible debt instruments or obligations issued or issuable to the Company or any third party on its behalf. For clarification, this Agreement does not contemplate Merger and Acquisition (“M&A”) activity. Fees for M&A advisory work shall be negotiated by the Parties in a separate document should the need arise.

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Notwithstanding anything else contained herein, if funding for any “Financing Transaction” is obtained from the Company’s Stakeholders, no Financing Fee shall be payable, and further, “Financing Transaction” and “Aggregate Value” shall in no way include or consider any financing, funding, concessions, conversions, or allowances from any Stakeholder, nor shall any amendment of the terms of the Company’s securities outstanding as of the date of this Agreement be included in such definitions.

g. Failure to Pay. Failure of the Company to promptly pay amounts due for services rendered or for reimbursement of expenses shall constitute justification for XRoads to terminate this Agreement upon five days written notice.

h. Payments to XRoads. All payments required hereunder shall be paid by wire transfer unless otherwise permitted by XRoads. Set forth below are XRoads’ wire transfer instructions:

Bank:	XXXXXX
XXXXXX
XXXXXX
XXXXXX
Account Name:	XXXXXX

Account#:	XXXXXX
ABA Routing - wire #:	XXXXXX
ABA Routing- ACH/EFT#:	XXXXXX

Please make sure that your checks and/or wire transfers reference XRoads Solutions Group and specify which invoices are being paid.

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If paying by mail, please mail your payment to:

XRoads Solutions Group, LLC

c/o Rockland Credit Finance LLC

Department 595

PO Box 17553

Baltimore, MD 21203-7553

3. Term of Engagement. The term of the Engagement shall commence as of January 13, 2009 and continue for 4 months, or earlier if terminated in accordance with the provisions below (“Term”). The Company or XRoads may terminate this Engagement at any time with at least thirty (30) days prior written notice of termination. Neither termination of this Engagement nor completion of the Engagement contemplated hereby shall affect the Company’s obligations hereunder with respect to: (i) any fees or compensation to which XRoads is entitled as of the date of termination or completion, as the case may be; (ii) any fees or compensation to which XRoads may be entitled pursuant to Section 2.f above after such termination or completion to the extent any Financial Transaction(s) is consummated within twelve (12) months of such date of this Agreement; (iii) the indemnification and contribution provisions set forth herein, all of which shall remain operative and in full force and effect notwithstanding termination of this Agreement or completion of this Engagement. In the event either party materially breaches this Agreement, the non-breaching party may terminate this Engagement at any time thereafter upon 5 days advance notice.

4. Work Performed. XRoads work for the Company will be performed on a “level-of-effort” basis; that is, the depth of our analyses and extent of our authentication of the information on which our advice to the Company will be predicated, may be limited in some respects due to the extent and sufficiency of available information, time constraints dictated by the circumstances of the Engagement, and other factors. Moreover, we do not contemplate examining any such information in accordance with generally accepted auditing or attestation standards. Rather, it is understood that, in general, we are to rely on information disclosed or supplied to us by employees and representatives of the Company without audit or other detailed verification of its accuracy and validity.

5. Reports. XRoads will submit oral and/or written reports, at the request of the Company, summarizing our evaluations and analyses based on our work pursuant to this Agreement. Our reports will encompass only matters that come to our attention in the course of our work that we perceive to be significant in relation to the objective of our Engagement or relating to other matters as may be reasonably requested by the Company. The Interim COO will deliver bi-weekly progress reports to the Board, to be submitted on each Friday afternoon, in a manner acceptable to the Board. However, because of the time and scope limitations implicit in our Engagement and the related limitations on the depth of our analyses and the extent of our verification of information, we may not discover all such matters or perceive their significance. Accordingly, we will be unable to and will not provide assurances in our reports concerning the integrity of the information used in our analyses and on which our findings and advice to the

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Company may be based. In addition, we have no obligation to and will not update our reports or extend our activities beyond the scope set forth herein unless the Company requests and we agree to do so.

6. Disclosures. XRoads has represented, and will in the future represent, many different clients with various business interests in numerous industries. These clients are often referred to XRoads by intermediaries such as lawyers, investment bankers, lenders and accountants (“Referral Sources”). In undertaking the Engagement on behalf of the Company, XRoads’ objective is to provide services for the Company to the best of its ability, but without precluding XRoads from representation of other clients or from accepting referrals from or making referrals to Referral Sources. Since XRoads wants the Company to be comfortable with the retention of XRoads in light of other client and Referral Sources relationships, XRoads has undertaken a reasonable review of our records to determine XRoads’ professional relationships with the persons or entities you identified. We are not aware of any conflicts of interest or relationships that would preclude us from performing the above work for you or you or the Company.

XRoads agrees to update the disclosure information from time to time if and when additional parties with an interest in or a relationship with the Company are identified by the Company, in writing, to XRoads.

7. Entire Agreement, Waiver, Modification, and Notices. This Agreement, including any Exhibits, constitutes the final and complete expression of the parties with respect to its subject matter and supersedes and replaces any other written or oral agreement or understanding between the parties. This Agreement may be amended, modified, supplemented or waived only by a written instrument signed by both parties. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or a dissimilar nature. All notices, demands or other communications which are required or are permitted to be given in this Agreement shall be in writing and shall be deemed to have been sufficiently given (i) upon personal delivery, (ii) the third business day following due deposit in the United States mail, postage prepaid, and sent certified mail, return receipt requested, correctly addressed or (iii) when receipt is acknowledged if sent via facsimile transmission.

Notices to you shall be sent to the address set forth below:

ClearPoint Business Resources

Attn: Jack Phillips, CFO

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Blank Rome LLP

Attn: Alan Zeiger, ClearPoint Counsel

One Logan Square

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130 North 18th Street

Philadelphia, PA 19103-6998

Notices to XRoads shall be sent to the addresses set forth below:

XRoads Solutions Group, LLC	XRoads Solutions Group, LLC
Attn: General Counsel	Attn: Chief Operating Officer
1821 East Dyer Road, Suite 225	400 Madison Ave., 3rd Floor
Santa Ana, California 92705	New York, NY 10017
Fax: (949) 567-1702	Fax: (212) 610-5601

Either party may give written notice of a change of address by certified mail, return receipt requested, and after notice of such change has been received, any notice shall be given to such party in the manner above described at such new address.

8. Authority. The Company has all requisite corporate power and authority to enter into this Agreement. The Company and XRoads have fully reviewed this Agreement, have obtained counsel on its terms, and have participated in the drafting of this Agreement such that it shall not be construed against any one party. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

THE ADDITIONAL TERMS AND CONDITIONS ATTACHED TO THIS AGREEMENT ARE HEREBY MADE PART OF THIS AGREEMENT AS THOUGH FULLY SET FORTH HEREIN.

The remainder of this page is left intentionally blank.

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If you agree to the terms and conditions set forth above, please indicate your acceptance and approval by signing this letter in the space provided below and on the duplicate copy attached. Please return one fully executed original to the undersigned for our files.

XRoads looks forward to serving you in this important matter.

Very truly yours,

XRoads Solutions Group, LLC

/s/ Brian Delle Donne
Brian Delle Donne
Principal

AGREED AND ACCEPTED:

ClearPoint Business Resources, Inc.

By:	/s/ Michael Traina	Date: 1/13/09
Name:	Michael Traina
Title:	CEO

ClearPoint Resources, Inc.

By:	/s/ Michael Traina	Date: 1/13/09
Name:	Michael Traina
Title:	CEO

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ADDITIONAL TERMS AND CONDITIONS

Amounts Not Paid. All amounts not paid when due will bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is less.

Agreement Not to Employ. XRoads’ business is in part centered on its ability to identify and secure the services of talented personnel for its client companies. Absent an agreement with XRoads providing it fair compensation, XRoads would suffer serious economic harm were its client companies to hire directly or through other companies XRoads’ employees. Client, agrees that during the term of this Agreement and for twelve months thereafter it shall not, directly or indirectly, knowingly solicit, offer employment to or hire any employee of XRoads with whom Client has had contact as a result of this Engagement. If Client and XRoads agree that Client may hire a XRoads employee or independent contractor, notwithstanding the prohibition in the immediately preceding sentence, and such hiring occurs within twelve months after the termination of this Agreement, Client shall pay XRoads an amount equal to the particular individual’s standard hourly rate at XRoads multiplied by an assumed annual billing of 2,000 hours as liquidated damages. Any such payment shall be made on the date the XRoads’ employee or independent contractor begins work for Client. This paragraph shall not preclude Client from making general employment solicitations not specifically aimed at XRoads employees.

Warranties and Indemnification. XRoads neither expresses nor implies any warranties of its work nor predicts results of the Engagement. XRoads has not offered any assurances that the efforts to resolve the financial, structural or management issues facing the Company can or will be successful.

XRoads shall not be subject to any liability to Client for any act or omission relating to, in connection with or arising out of services rendered hereunder, unless XRoads’ acts or omissions constitute willful malfeasance, gross negligence or the reckless disregard of XRoads’ obligations or duties hereunder.

Client releases, indemnifies and holds XRoads harmless from and against any losses, claims, damages or liabilities (“Losses”) to which XRoads may become subject and shall promptly reimburse XRoads for any legal or other expenses (including the cost of any investigations and the hiring of any accountant or other experts) reasonably incurred by XRoads relating to, in connection with or arising from the services rendered hereunder, whether or not resulting in any liability, unless such Losses resulted from XRoads’ willful malfeasance, gross negligence or the reckless disregard of its obligations or duties hereunder.

Accuracy of Information. Client will use best efforts to assure that all information, financial or otherwise, provided by or on behalf of the Company with respect to the Engagement (the “Information”) to XRoads will, as of its respective dates, be accurate and complete in all its material respects, but makes no representations, warranties, or indemnifications whatsoever as to the accuracy of such Information. Client understands that XRoads will not be responsible for

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independently verifying the accuracy of the Information. Client assumes full responsibility for inaccuracies in any Information provided by or on behalf of the Client to XRoads or any third party. Client will reasonably cooperate with XRoads in all phases of XRoads’ services under the Engagement. Specifically, without limiting the generality of the foregoing, if at any time during the Engagement, Client discovers that any of the Information is inaccurate in any material respect it will immediately notify XRoads.

Information. Upon the conclusion of the Engagement, XRoads shall deliver to Client any data, reports, or runs assembled or prepared by XRoads for the Engagement specifically and for the benefit of Client. The data, reports and runs shall be the sole property of Client.

Independent Contractor. Client acknowledges that XRoads is being retained as an independent contractor to Client and no employment relationship, partnership, joint venture or other association shall be deemed created by this Agreement.

Confidentiality. During the term of the Engagement and for a period of 12 months thereafter, XRoads shall keep secret and retain in strictest confidence, any and all confidential information relating to Client or the Company which XRoads shall obtain knowledge of by reason of the Engagement, including, without limitation, trade secrets, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes and other research projects. Notwithstanding anything else contained herein, XRoads agrees the term for confidentiality specifically with respect to customer lists, customer contacts and all software and technology (including but not limited processing and source code) shall be indefinite and shall survive this Agreement. XRoads shall not, except in connection with the performance of its duties hereunder, disclose any such information to anyone outside Client, other than to XRoads’ legal counsel (who shall agree to keep such information confidential), as required by applicable law (provided prior written notice thereof is given by XRoads to Client) or with Client’s prior written consent. The obligations of XRoads in this paragraph shall not apply to information which is (i) known generally to the public; (ii) known to XRoads prior to the date of this Agreement but not learned from previous discussions or dealings with the Company Everything discussed previously is to be considered confidential; (iii) lawfully disclosed to XRoads by a third party not bound by a confidentially obligation; (iv) generally known in the industry in which the Client or Company is engaged; or (v) required by law to be disclosed by XRoads, in which event XRoads shall provide Client with prompt notice thereof.

Legal Proceedings. If after the termination of the Engagement XRoads is requested and agrees or is required to participate in any manner in legal or administrative proceedings regarding the Engagement, compensation shall be paid to XRoads for time spent in preparation, travel, attendance at and work related thereto, all at XRoads’ then current hourly rates for the relevant personnel involved, unless XRoads is a party litigant.

Attorneys’ Fees. If any party hereto shall commence any action or other proceeding against the other arising out of, or relating to, this Agreement, the prevailing party shall be

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entitled to recover from the losing party, in addition to any other relief, its reasonable attorneys’ fees irrespective of whether or not the action or proceeding is prosecuted to judgment.

Agreement to Mediate/Arbitrate:

a. Mediation. The parties shall mediate all disputes and claims between them arising out of or related to the Engagement or any resulting transaction (a “Dispute”) before resorting to arbitration. Selection of a mediator shall occur within ten days of a demand for mediation. If the parties cannot agree on the selection of a mediator within ten days, either or both party shall request JAMS mediators and arbitrators to appoint one for them within fifteen days. The mediation shall take place within ten days of the date of the selection or appointment of the mediator and shall take place in Philadelphia, Pennsylvania. Mediation fees, if any, shall be divided equally among the parties involved and prepaid. If any party commences an arbitration based on a Dispute without first attempting to resolve the matter through mediation or initiates an unauthorized court action, then that party shall be required to pay the other party’s attorneys’ fees, expert costs and other expenses in connection with the arbitration or unauthorized court action. The parties agree that any Dispute which is not settled through mediation shall be decided by neutral, binding arbitration and not by court action, except as provided by law for judicial review and enforcement of arbitration proceedings and awards and as provided in subsection c. below.

b. Arbitration. The arbitration shall be conducted in accordance with JAMS Expedited Procedures for arbitration (unless the parties agree in writing to use JAMS Commercial Arbitration Rules) and shall be conducted in Philadelphia, Pennsylvania. The parties have no right to discovery and the arbitrator(s) shall have no power to allow discovery unless the parties agree in writing to modify this limitation. Except as provided above, each party shall be responsible for its own attorneys’ fees and costs. The arbitrator shall apply Pennsylvania law as the applicable state law governing the Dispute, without reference to choice of law principles, applying Pennsylvania rules of evidence as applicable in a court of law. The award of the arbitrator shall be final and binding upon the parties without right of appeal or judicial review. Application may be had by any party to any court of general jurisdiction for entry and enforcement of judgment based on said award. Such judgment shall be binding, final and nonappealable.

c. Provisional Remedies. Notwithstanding the above, either party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction, any interim or provisional relief available under applicable law that is necessary to protect the rights, property or remedies of that party, pending the outcome of the mediation and/or arbitration, including but not limited to, applications for injunctive relief, writs of attachment or possession.

Use of Name. XRoads may not use Company’s name or logo without the express written permission of Company with such permission to not be unreasonably withheld. Subject to

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Company approval XRoads shall have the right to use Client’s name and logo in a description of the services provided by XRoads under the Agreement, including but not limited to XRoads’ participatory assistance in any Financing Transaction initiated during the Term of this Engagement where a third party performs the financial advisory services for such Financing Transaction, so long as the content thereof is approved by the Company.

Applicable Law; Headings. The Agreement shall be governed in accordance with the laws of the State of Pennsylvania, without giving effect to the principles of conflicts of laws. The paragraph headings in the Agreement and the Additional Terms and Conditions are for informational purposes only.

END OF DOCUMENT

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